EX-99.1.(6)(b)

                            CERTIFICATE OF AMENDMENT
                                       OF
                                     CHARTER
                                       OF
                  FIRST JACKSON NATIONAL LIFE INSURANCE COMPANY
  Under Section 1206 of the Insurance Law of the State of New York and Section
                      805 of the Business Corporation Law

     Pursuant to the provisions of Section 1206 of the Insurance Law of the State of New York, the undersigned President and Secretary of First Jackson National Life Insurance Company (the "Company") hereby certify:

          FIRST: The name of the company is First Jackson National Life Insurance Company.

          SECOND: The  Charter  of the  Company  was  filed  by  the  Insurance
                  Department on July 11, 1995.

          THIRD: The amendment to the Charter effected by this Certificate is to amend Section 1 of Articles I to change the name of the Company from First Jackson National Life Insurance Company to Jackson National Life Insurance Company of New York.

          FOURTH: Section 1 of Article I of the Charter of the Company is hereby amended to read in its entirety as follows:

                         "Name.  The name of the  corporation  shall be  Jackson
                    National   Life   Insurance   Company   of  New  York   (the
                    "Company")."

          FIFTH: The foregoing amendment of the Charter of the Company was authorized by resolution of the Board of Directors of the Company, followed by the written consent of the sole shareholder of the Company, each on the 12th day of September, 1997.

IN WITNESS WHREOF, we hereunder sign our names and affirm that the statements made herein are true under the penalties of perjury this 12th day of September, 1997.



                                FIRST JACKSON NATIONAL LIFE INSURANCE COMPANY



                                     By:  /s/ Robert P. Saltzman
                                            Robert P. Saltzman
                                            President



                                     By:  /s/ Thomas J. Meyer
                                            Thomas J. Meyer
                                            Secretary

                           DECLARATION AND CHARTER OF
                  FIRST JACKSON NATIONAL LIFE INSURANCE COMPANY

                     UNDER SECTION 1201 OF THE INSURANCE LAW
                            OF THE STATE OF NEW YORK


We, the undersigned, being natural persons each of whom is at least eighteen years of age and citizens of the United States and at least three of whom are residents of the State of New York, hereby declare our intention to form a corporation for the purposes of transacting the kinds of insurance specified in Paragraphs 1, 2, and 3 of Section 1113(a) of the Insurance Law of the State of New York.

                                    ARTICLE I

                            NAME AND PRINCIPAL OFFICE

SECTION 1. Name. The name of the corporation shall be First Jackson National Life Insurance Company (the "Company").

SECTION 2. Principal Office. The principal office of the Company shall be located in the County of Westchester, State of New York.

                                   ARTICLE II

                               PURPOSE AND POWERS

SECTION 1. Purpose. The purpose for which the Company is organized is to transact the kinds of life and health insurance business specified in Paragraphs 1, 2 and 3 of Subsection (a) of Section 1113 of the Insurance Law of the State of New York, as follows:

(1) "Life insurance": every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon diagnosis (A) of terminal illness defined as a life expectancy of twelve months or less, or (B) of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, or provide a special surrender value, upon total and permanent disability of the insured, and optional modes of settlement of proceeds; additional benefits to safeguard the contract against lapse in the event of unemployment of the insured.

Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York;

(2) "Annuities": all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph (1) above. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the Insurance Law of the State of New York;

(3) "Accident and health insurance": (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law of the State of New York, except as specified in item (ii) hereof; and (ii) non-cancelable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date; and any amendments to such paragraphs or provisions in substitution therefor which may be hereafter adopted; and such other kind or kinds of business to the extent necessarily or properly incidental to the kind or kinds of insurance business which the Company is authorized to do.

SECTION 2. Mode and Manner of Exercising Powers. The mode and manner in which the corporate powers of the Company shall be exercised are through a Board of Directors and through such officers, employees and agents as such Board shall employ.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1. Number of Directors. The number of Directors of the Company shall be not less than nine (except for vacancies temporarily unfilled) nor more than twenty-one; provided however, that at least one-third (but not less than four) of such Directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity and, provided further, that if the admitted assets of the Company should exceed $500 million during any calendar year, then the number of Directors shall be increased to not less than thirteen within one year following the end of such calendar year. The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director.

SECTION 2. Election of Directors. The election of Directors of the Company shall be at the Annual Meeting of the shareholders of the Company.

SECTION 3. Annual Meeting. The Annual Meeting of the shareholders of the Company shall be held on the first Tuesday in April of each year (or if a legal holiday, on the next business day) at such place, within or without the State of New York, and at such time as the Board of Directors shall by resolution prescribe in accordance with the Company's By-Laws, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting all Directors shall be elected for the ensuing year, and the Directors shall take office immediately upon election and shall hold office until the next Annual Meeting and until their successors are elected. At each Annual Meeting, each shareholder of record on the books of the Company shall be entitled to one vote in person or by proxy for each share of stock so held by the shareholder. Directors shall be chosen and elected by a plurality of the whole number of the shares voted at the meeting.

SECTION 4. Vacancy of the Board of Directors. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal, or otherwise, the remaining members of the Board, at a meeting called for that purpose, or at any regular meeting shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken.

SECTION 5. Citizenship of the Directors. The majority of the Directors of the Company shall at all times be citizens and residents of the United States, not less than three of the Directors shall be residents of the State of New York, and each Director shall be at least eighteen years of age.

SECTION 6. Initial Board of Directors. The names and post office residence addresses of the initial Board of Directors who shall serve until the first Annual Meeting of the Company are:

Name                                        Address

Robert P. Saltzman                          6105 W. Long View Rd.
                                            East Lansing, MI 48823

John A. Knutson                             1422 W. Cutler Rd.
                                            DeWitt, MI 48820

Paul B. Pheffer                             6076 Marsh Rd.
                                            Bldg. D-7
                                            Haslett, MI 48840

William A. Gray                             955 Audubon
                                            E. Lansing, MI 48823

Thomas J. Meyer                             2318 Cheltingham Dr.
                                            Lansing, MI 48917

Donald B. Henderson, Jr.                    4A Rivermere Apartments
                                            Bronxville, NY 10708

Robert L. Rosenthal                         360 E. 72nd St.
                                            New York NY 10021

Henry J. Jacoby                             305 Riverside Dr.
                                            Apt. 7-B
                                            New York NY 10025

David L. Porteous                           20434 Crestview Dr.
                                            Reed City, MI 49777

SECTION 7. Removal of Directors. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders.

SECTION 8. Personal Liability. No Director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a Director; provided however, that the foregoing provision shall not eliminate or limit the liability of a Director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or were acts or omissions which (a) he or she knew or reasonably should have known violated the Insurance Law of the State of New York or (b) violated a specific standard of care imposed on Directors directly, and not by reference, by a provision of the Insurance Law of the State of New York (or any regulations promulgated thereunder) or (c) constituted a knowing violation of any other law.

                                   ARTICLE IV

                                TERM AND CAPITAL

SECTION 1. Term of the Company. The duration of the corporate existence of the Company shall be perpetual.

SECTION 2. Capital. The capital of the Company shall be Two Million and 00/100 Dollars ($2,000,000.00), which shall consist of Two Thousand shares (2,000) of common stock with a par value of One Thousand and 00/100 Dollars ($1,000) each.

                                    ARTICLE V

                                    OFFICERS

The officers of the Company shall be elected by the Board of Directors at an annual meeting held at any time prior to the first Annual Meeting of the Board and thereafter at its Annual Meeting, which shall be held immediately after the Annual Meeting of the shareholders. The Board shall elect a Chairman of the Board, a President, a Secretary, and a Treasurer, and it may, at its option at any time appoint or elect such other officers as shall be provided in the By-Laws. In case a quorum is not present, the Annual Meeting of the Board shall be adjourned to another day by the Directors present. Officers elected by the Board shall respectively hold office until the next Annual Meeting of the Board, and until their successors are chosen and have qualified. All officers shall serve at the pleasure of the Board, unless otherwise provided in the By-Laws. Vacancies in the elective offices occurring in the interval between Annual Meetings of the Board may be filled at any time by the Board, and a person so selected shall hold office until his successor is chosen and has qualified. One person may hold two or more offices, except the offices of President and Secretary, if it shall be so provided in the By-Laws or by action of the Board.

                                   ARTICLE VI

                                   AMENDMENTS

This Charter or provisions thereof may be amended at any time in accordance with the provisions of Section 1206 of the New York Insurance Law as the same may be amended from time to time.

Dated this 1st day of June, 1995.

/s/ Robert P. Saltzman              /s/ Donald B. Henderson, Jr.
----------------------              --------------------------------
Robert P. Saltzman                  Donald B. Henderson, Jr.

/s/ John A. Knutson                 /s/ Robert L. Rosenthal
----------------------              --------------------------------
John A. Knutson                     Robert L. Rosenthal

/s/ Paul B. Pheffer                 /s/ Henry J. Jacoby
----------------------              --------------------------------
Paul B. Pheffer                     Henry J. Jacoby

/s/ William A. Gray                 /s/ David L. Porteous
----------------------              --------------------------------
William A. Gray                     David L. Porteous

/s/ Thomas J. Meyer
-------------------------
Thomas J. Meyer

                                ACKNOWLEDGEMENT

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

Before me, a Notary Public, in and for the State of New York, personally appeared Donald B. Henderson, Jr. personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

Dated the 14th day of June, 1995.


                                             /s/ Carol O'Shaughnessy
                                              -----------------------
                                              Notary Public

My Commission Expires:

April 7, 1996


                                 ACKNOWLEDGEMENT

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF INGHAM   )

Before me, a Notary Public, in and for the State of Michigan, personally appeared Robert P. Saltzman personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 1st day of June, 1995.


                                             /s/ Kristen S. Loman

                                             ----------------------

                                             Notary Public

My Commission Expires:

April 9, 1996


                                ACKNOWLEDGEMENT

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF INGHAM   )

Before me, a Notary Public, in and for the State of Michigan, personally appeared John A. Knutson personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 1st day of June, 1995.


                                             /s/ Kristen S. Loman

                                             ----------------------

                                             Notary Public

My Commission Expires:

April 9, 1996


                                 ACKNOWLEDGEMENT

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF INGHAM   )

Before me, a Notary Public, in and for the State of Michigan, personally appeared Paul B. Pheffer personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 1st day of June, 1995.

                                             /s/ Kristen S. Loman

                                             ----------------------

                                             Notary Public

My Commission Expires:

April 9, 1996


                                ACKNOWLEDGEMENT

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF INGHAM   )


Before me, a Notary Public, in and for the State of Michigan, personally appeared William A. Gray personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 1st day of June, 1995.


                                             /s/ Kristen S. Loman

                                             ----------------------

                                             Notary Public

My Commission Expires:

April 9, 1996


                                ACKNOWLEDGEMENT

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF INGHAM   )

Before me, a Notary Public, in and for the State of Michigan, personally appeared Thomas J. Meyer personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 1st day of June, 1995.


                                             /s/ Kristen S. Loman

                                             ----------------------

                                             Notary Public

My Commission Expires:

April 9, 1996


                                 ACKNOWLEDGEMENT

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

Before me, a Notary Public, in and for the State of New York, personally appeared Robert L. Rosenthal personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 12th day of June, 1995.


                                             /s/ J. Edward Hurley, Jr.

                                             -------------------------

                                             Notary Public

My Commission Expires:

September 8, 1995

                                ACKNOWLEDGEMENT

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )

Before me, a Notary Public, in and for the State of New York, personally appeared Henry J. Jacoby personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

     Dated the 19th day of June, 1995.


                                             /s/ Carol O'Shaughnessy

                                             -----------------------

                                             Notary Public

My Commission Expires:

April 7, 1996


                                ACKNOWLEDGEMENT

STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF OSCEOLA  )

Before me, a Notary Public, in and for the State of Michigan, personally appeared David L. Porteous personally known to me to be one of the persons whose signatures appear above, and he signed the Declaration and Charter of First Jackson National Life Insurance Company in my presence and acknowledged the execution thereof to be his voluntary act and deed.

Dated the 3rd day of June, 1995.


                                             /s/ Kristen S. Loman

                                             -----------------------

                                             Notary Public

My Commission Expires:

April 9, 1996